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CONNECTICUT BANK OF COMMERCE
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                     FIRST AMENDMENT TO 5B CREDIT AGREEMENT

         FIRST AMENDMENT, dated August 16, 2001 (this "Amendment"), to the CREDIT AGREEMENT, dated May 24, 2001 (the "Existing 5B Credit Agreement" and as amended, supplemented or otherwise modified hereby and otherwise from time to time, the "5B Credit Agreement"), between 5B TECHNOLOGIES GROUP INC., a New York corporation, with its principal place of business at 100 Sunnyside Boulevard, Woodbury, New York 11797 (the "Borrower") and CONNECTICUT BANK OF COMMERCE, a commercial bank organized under the Banking Laws of Connecticut, with its principal office located at 90 Broad Street, New York, New York 10004-2290 (the "Bank").

                                    RECITALS

         5B Technologies Corporation, a Delaware corporation and the parent (the "Parent") of the Borrower, and the Borrower have informed the Bank that the Parent intends to acquire certain of the assets, and assume certain of the liabilities, of Knowledge Strategies Group, Inc., a New York corporation (formerly known as Knowledge Strategies, Inc.) ("KSG") through Knowledge Acquisition Corp., a New York corporation (the "Buyer"), a wholly-owned subsidiary of the Parent, pursuant to an asset purchase agreement (the "Asset Purchase Agreement") dated July 31, 2001 between the Parent, the Buyer, KSG and certain other parties named therein. KSG and the Bank are parties to a Credit Agreement dated December 15, 1999, as amended to date (the "KSG Credit Agreement" and together with all other Loan Documents (as defined in that Credit Agreement, the "KSG Facility").

         The transactions contemplated by the Asset Purchase Agreement (the "KSG Transactions") involve, among other things, the following: (a) the transfer of certain of the assets of KSG (including, without limitation, certain intellectual property and other assets of KSG relating to the business of KSG), to the Buyer (the "Transferred Assets") and (b) the assumption of certain liabilities and obligations of KSG, as will be set forth on Schedule 2.3 to the Asset Purchase Agreement (which shall include the liabilities and obligations of KSG to the Bank under the KSG Facility as set forth on such Schedule (the "Assumed Bank Indebtedness")).

         The execution and delivery by KSG and the Parent of the Asset Purchase Agreement and the consummation by KSG and the Parent of the KSG Transactions require the Bank's consent and waiver under Section IV(b)(iii) of the KSG Credit Agreement and under Sections IV(b)(i), (ii) and (iv) and IV(b)(ix) of the Existing 5B Credit Agreement. The Borrower, the Parent, the Buyer and the other Guarantors have requested that the Bank (i) consent to the KSG Transactions pursuant to the terms of the Asset Purchase Documents (as hereinafter defined),
(ii) amend Section I(b) of the Existing 5B Credit Agreement to amend the conditions precedent to the use by the Borrower of the Acquisition Loan Facility, and (iii) make certain other changes to the Existing 5B Credit Agreement and the other Loan Documents (as defined in the 5B Credit Agreement). The Bank has agreed to do so upon the terms and subject to the conditions set forth in this Amendment.

         Accordingly, in consideration of the mutual covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and the Bank hereby agree as follows:

         1. Defined Terms; Rules of Interpretation. Capitalized terms used but not defined herein (including above in the recital clauses of this Amendment) shall have their respective meanings as

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set forth in the 5B Credit Agreement. The words "hereof", "herein" and
"hereunder" and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment. All terms defined in the Uniform Commercial Code and not otherwise defined herein have the meanings assigned to them in the Uniform Commercial Code. References to Articles, Sections, subsections, Exhibits, Schedules and the like, are to Articles, Sections and subsections of, or Exhibits or Schedules attached to, this Amendment unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or".

         2. Limited Consent and Waivers.

            (a) The Borrower has requested that the Parent be permitted to form a new subsidiary, the Buyer, for the purpose of acquiring substantially all of the assets of KSG and consummating, or causing the consummation of, the KSG Transactions and that the Buyer and the Parent be permitted to consummate the KSG Transactions. Subject to the conditions set forth in Section 5 of this Agreement, but notwithstanding the provisions of Sections IV(b)(i), (ii), (iv) and IV(b)(ix) of the Existing 5B Credit Agreement, the Bank hereby consents to the organization of the Buyer by the Parent and to the consummation by the Buyer and the Parent of the KSG Transactions in accordance with the terms and conditions of the Asset Purchase Documents and this Amendment.

            (b) The Borrower has informed the Bank that an Event of Default has occurred under Section IV(c)(i) of the Credit Agreement by virtue of the incurrence by the Parent of Indebtedness to Robert Klein in the aggregate amount of $875,000 (the "Klein Indebtedness") pursuant to the Settlement Agreement dated July 13, 2001 among the Parent, DPSNY Capital Corp. and Robert Klein (the "Settlement Agreement"), a true and correct copy of which has been delivered to the Bank, and the Borrower has requested that the Bank waive such Event of Default. Subject to the conditions set forth in Section 5, the Bank hereby waives the Event of Default under Section IV(c)(i) of the Credit Agreement due to the incurrence by the Parent of the Klein Indebtedness pursuant to terms and conditions of the Settlement Agreement.

            (c) The Borrower has also informed the Bank that an Event of Default has occurred under Section IV(a)(viii) of the Credit Agreement by virtue of the Parent's and the Parent's consolidated subsidiaries' failure to maintain a Tangible Net Worth at the levels required by Section IV(a)(viii) of the Credit Agreement as at June 30, 2001 and for the period from that date to the date of this Amendment (such period, the "TNW Default Period"), and that such Tangible New Worth for the TNW Default Period was not less than $1,279,826. Subject to the conditions set forth in Section 5, and provided that the Tangible Net Worth of the Parent and the Parent's consolidated subsidiaries during the TNW Default Period was not less than $1,279,826, the Bank hereby waives the Event of Default under Section IV(a)(viii) of the Credit Agreement due to the failure by the Parent's and the Parent's consolidated subsidiaries' failure to maintain a Tangible Net Worth at the levels required by Section IV(a)(viii) of the Credit Agreement during the TNW Default Period.

            (d) The foregoing consent and waivers are limited to the items expressly set forth in Sections 2(a), (b) and (c) above. The Borrower, the Buyer and the Guarantors each acknowledges and agrees that nothing herein or otherwise shall be deemed or considered to be a waiver of any other term or provision of the 5B Credit Agreement or any other Loan Document. In addition, except as expressly set forth herein, nothing in this Amendment or otherwise shall be deemed or considered to be a waiver of, and is without prejudice to, any right or remedy of the Bank under the 5B Credit Agreement,

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any other Loan Document, applicable law, or otherwise, all of which are hereby expressly reserved by the Bank.

       3. Amendments.

         (a) The Borrower has requested that the Bank agree to amend certain provisions of the Existing 5B Credit Agreement relating to the use by the Borrower from and after the date hereof of the Acquisition Loan Facility and the Bank is willing to agree to such requested amendments. Accordingly, subject to the conditions set forth in Section 5 of this Agreement, Section I(b) of the Existing 5B Credit Agreement is hereby amended in its entirety to read as follows:


     " (b) Acquisition Loans. During the term of this Agreement, the Bank hereby agrees, subject to the terms and conditions set forth herein, to make loans to the Borrower ("Acquisition Loans" and together with the Revolving Loans, the "Loans") on a revolving basis (the "Acquisition Loan Facility" and together with the Revolving Loan Facility, each a "Facility" and together the "Facilities") which will not, in the aggregate at any one time outstanding exceed the lesser of: (i) ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000) (the "Acquisition Loan Commitment"); or (ii) one hundred ten percent (110%) of the total Cash and Cash Equivalents (as hereinafter defined) and accounts receivable of the Borrower less the sum of: (A) the aggregate amount of all outstanding Revolving Loans and (B) the aggregate face amount of the outstanding Letters of Credit issued by the Bank hereunder (as so calculated, the "Acquisition Borrowing Base"). The Borrower may not borrow an Acquisition Loan, and the Bank shall not be required to make any Acquisition Loan to the Borrower, unless the proposed acquisition shall be acceptable to the Bank in its sole discretion, and the Borrower shall have also complied with Section I.(d) hereof and all conditions to the making of such Acquisition Loan shall have been fulfilled, in each case to the satisfaction of the Bank in its sole discretion. Subject to the foregoing, including, without limitation, the Borrower's compliance with Section I.(d) hereof, the proceeds of the Acquisition Loans shall be used to finance future acquisitions by the Borrower."

         (b) The term "Registration Rights Agreement" as set forth in the Existing 5B Credit Agreement, from and after the effectiveness of this Amendment, shall mean the Amended and Restated Registration Rights Agreement dated the date hereof between the Parent and the Bank, as the same may be amended, modified, supplemented from time to time after the date hereof.

         4. Release of the Buyer and Certain Liens. The Borrower, the Buyer and the Parent have proposed that the Bank release its Liens on the Transferred Assets granted by KSG in favor of the Bank pursuant to the KSG Facility and that the Bank release the Buyer from any liability or obligation thereunder. Subject to the conditions set forth in Section 5 of this Amendment, and in consideration for the issuance to the Bank by the Parent from the Parent's authorized but unissued shares of capital stock, of the shares (the "Common Shares") of the Parent's common stock, $.04 par value per share (the "Common Shares"), and the shares of Parent's preferred stock, $.01 par value per share (the "Preferred Shares"), set forth on Exhibit A hereto (the Common Shares and the Preferred Shares are hereinafter collectively referred to as the "Shares"), free and clear of all Liens and in compliance with all applicable laws, rules and regulations, including without limitation, federal securities laws and state securities and "blue sky" laws, the Bank agrees to execute and deliver the Limited Release of Indebtedness and Liens in substantially the form of Exhibit B hereto (the "Release Agreement"); provided, that the Release Agreement shall not be considered to be a release or waiver of, and shall not affect in any manner whatsoever, (a) the Liens of the Bank on the Transferred Assets and all other assets of the Buyer granted

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by the Buyer pursuant to its Security Agreement dated the date hereof in favor of the Bank, which Liens shall remain in full force and effect and which Security Agreement shall remain in full force and effect in accordance with its terms and provisions; or (b) any other liabilities or obligations of the Buyer to the Bank, including, without limitation, all liabilities and obligations of the Guarantee of the Buyer dated the date hereof in favor of the Bank, which shall remain in full force and effect in accordance with its terms provisions.

       5. Representations and Warranties. In order to induce the Bank to enter into this Amendment, each of the Borrower, the Buyer and the Guarantors hereby certifies to the Bank that:

         (a) The recital clauses set forth in this Amendment are true, complete and correct in all respects;

         (b) After giving effect to the limited consent and waiver set forth in
Section 2 and the amendment set forth in Section 3, (i) all representations and warranties contained in the 5B Credit Agreement and the other Loan Documents are true and correct in all respects on the date hereof and (ii) no Event of Default, or event that with notice, or lapse of time, or both, would constitute an Event of Default, has occurred;

         (c) The execution, delivery and performance by each of the Borrower, the Buyer and the Guarantors of this Amendment and the other Loan Documents to which it is respectively a party (whether in connection with the Existing 5B Credit Agreement or this Amendment), and the borrowings by the Borrower from time to time under the 5B Credit Agreement have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Borrower's, the Buyer's or any Guarantor's stockholders; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof;
(iii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower, the Buyer or any Guarantor or of the Borrower's, the Buyer's, or any Guarantor's certificate of incorporation or bylaws; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower, the Buyer, or any Guarantor is a party or by which any of their respective properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien of any kind or nature whatsoever (other than Liens in favor of the Bank) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower, the Buyer, or any Guarantor;

(d) The authorized capital stock of Parent consists of 22,500,000 shares consisting of 17,500,000 shares of Common Stock and 5,000,000 shares of Preferred Stock; and as of the date hereof, 2,198,565 shares of Common Stock are issued and outstanding, 1,012,500 shares of Common Stock are reserved for issuance pursuant to options granted or to be granted under Parent's stock option plans, 24,500 shares of Common Stock are held in treasury, 893,333 shares are reserved for issuance pursuant outstanding warrants to purchase Common Stock, 2,046,722 shares of Common Stock are reserved for issuance pursuant to outstanding shares of convertible Preferred Stock (of which 3,500 are designated as Series A 6% Convertible Preferred Stock, all of which were converted into 3,500 shares of Series B 6% Convertible Preferred Stock (all of which are issued and outstanding)), and there are no other shares of capital stock of Parent authorized (other than the Shares and the 150,000 shares of Common Stock being issued pursuant to the Asset Purchase Agreement), issued or outstanding;

         (e) The offer, sale and issuance of the Shares are exempt from registration under the Securities Act of 1933, as amended, and under all state securities or "blue sky" laws;

         (f) There are no statutory preemptive rights of any holders of any security of the Parent or similar contractual rights (including, without limitation, under the certificate of incorporation and by-laws of the Parent) that will entitle the holders thereof to subscribe for or purchase any security as a result of the issuance of the Shares; and

         (g) This Amendment constitutes and, upon the due execution by the Borrower, the Buyer and each Guarantor, will constitute, together with the other Loan Documents, the legal, valid and binding obligations of the Borrower and each Guarantor, enforceable against the Borrower and each Guarantor in accordance with their respective terms.

       6. Conditions Precedent.

         (a) The effectiveness of this Amendment is subject, among other things, to the receipt by the Bank of each of the following, each in form and substance satisfactory to the Bank:

          (i) this Amendment, properly executed by the Borrower and accepted and agreed to by the Buyer and each of the Guarantors;

          (ii) a Guaranty, properly executed by the Buyer, as Guarantor (and, for purposes of clarification, the Borrower, the Buyer and each Guarantor hereby confirm that such Guarantee shall be considered a "Loan Document" under (and as defined in) the 5B Credit Agreement and that the Buyer shall be considered to be a "Guarantor" under (and as defined in) the 5B Credit Agreement);

          (iii) a Security Agreement, properly executed by the Buyer (and, for purposes of clarification, the Borrower, the Buyer and each Guarantor hereby confirm that such Security Agreement shall be considered a "Loan Document" under (and as defined in) the 5B Credit Agreement);

          (iv) a Certificate of the Secretary or Assistant Secretary of the Buyer, certifying as to (A) the certificate of incorporation of the Buyer, certified by the Secretary of State of its state of incorporation, (B) the by-laws of the Buyer, (C) all corporate and stockholder action taken by the Buyer to authorize the execution, delivery and performance of this Amendment and the transactions contemplated hereby and thereby, (D) good standing certificates as of a recent date with respect to the Buyer from its state of incorporation and from each other state in which the Buyer is qualified to do business, and (E) incumbency certificate (with specimen signatures) with respect to the Buyer;

          (v) true, complete and correct copies of the Asset Purchase Agreement, together with all exhibits and schedules attached thereto, the Related Agreements (as defined in the Asset Purchase Agreement) and all other agreements, documents and instruments relating to any of the foregoing (including without limitation, a copy of the amendment to the certificate of incorporation of the Parent setting forth the designation of the Preferred Shares, as certified by the Secretary of State of the State of Delaware) (collectively, the "Asset Purchase Documents"), in each case, as certified by an authorized officer of the Borrower;

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          (vi) intentionally omitted;

          (vii) authorizations to file UCC termination statements and other release documents from each and every secured creditor of the Buyer;

          (viii) evidence satisfactory to the Bank that the KSG Transactions have been consummated in accordance with the Asset Purchase Documents and all conditions thereto shall have been satisfied or the fulfillment of any such condition shall have been waived with the consent of the Bank;

          (ix) evidence satisfactory to the Bank that it has a first priority Lien on all of the Transferred Assets;

          (x) copies of the Buyer's property and casualty insurance policies and general liability policies, in each case, in amounts and from insurance companies satisfactory to the Bank in its sole discretion, and in each case naming the Bank as loss payee and additional insured (including the Bank's form of loss payee endorsement signed by the issuer of the policy), all in form and substance satisfactory to the Bank;

          (xi) the Shares;

          (xii) a Registration Rights Agreement duly executed and delivered by the Parent relating to the Shares (and, for purposes of clarification, the Borrower, the Buyer and each Guarantor hereby confirm that such Registration Rights Agreement shall be considered a "Loan Document" under (and as defined in) the 5B Credit Agreement);

          (xiii) an Acknowledgement and Consent signed by each of the guarantors under the KSG Facility, pursuant to which, among other things, each of such guarantors acknowledge and confirm their continuing liabilities and obligations to the Bank in respect of the liabilities and obligations of KSG to the Bank under the KSG Facility, substantially in the form of Exhibit C hereto; and

          (xiv) a general release of the Bank by KSG, the Buyer, the Borrower, the Guarantors and all other loan parties under the KSG Loan Facility substantially in the form of Exhibit D hereto.

         (b) The effectiveness of this Amendment is subject, among other things, to the satisfaction of the Bank, in its sole discretion, of the following additional conditions precedent:

          (i) the Bank shall have completed it legal and other due diligence of KAS, the Buyer, the Asset Purchase Documents, the KSG Transactions and the transactions contemplated by this Amendment, and the Bank shall not have discovered any, fact, event or condition which in the Bank's sole judgment makes it inadvisable for it to consummate the transactions contemplated by this Amendment;

          (ii) all statements, documents and other information, whether oral or written, furnished by or on behalf of the Borrower, the Buyer, KSG, the Guarantors and their respective affiliates to the Bank, its agents and representatives, with regard to their respective businesses, operations, condition and character and the transactions



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     contemplated by this Amendment shall have been true, complete and correct in all respects, shall include all facts with regard to such businesses, operations, condition, character and transactions, and shall not contain any untrue statement of any fact or omit any fact necessary to make the statements therein not misleading; and

          (iii) no default or Event of Default shall have occurred and is continuing under any of the Loan Documents.

       7. Acknowledgments Regarding 5B Credit Agreement.

         (a) The 5B Credit Agreement and the other Loan Documents, as supplemented, modified and amended by this Amendment, shall remain in full force and effect and are hereby ratified, confirmed and approved. From and after the effectiveness hereof, all references to the 5B Credit Agreement therein and in the other Loan Documents shall mean the 5B Credit Agreement as amended and modified by this Amendment.

         (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Bank under the 5B Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the 5B Credit Agreement or any other Loan Documents, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Existing 5B Credit Agreement to "the Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the 5B Credit Agreement.

         (c) The Borrower hereby acknowledges and agrees that the Obligations
(i) shall remain and continue in full force and effect, both before and after giving effect to this Amendment, (ii) are not subject to any defense, counterclaim, setoff, right of recoupment, abatement, reduction or other claim or determination, and (iii) are and shall continue to be governed by the terms of the Existing 5B Credit Agreement and the other Loan Documents, as supplemented, modified and amended by this Amendment.

      8. Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. This Amendment, the 5B Credit Agreement and the other Loan Documents shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of law (other than Section 5-1401 of the New York General Obligations Law). Each party hereto hereby (i) consents to the personal jurisdiction of the state and federal courts located in the State of New York in connection with any controversy related to this Amendment, the 5B Credit Agreement or the other Loan Documents;
(ii) waives any argument that venue in any such forum is not convenient, (iii) agrees that any litigation initiated in connection with this Amendment, the 5B Credit Agreement or the other Loan Documents shall be venued in the Supreme Court for the County of New York, or the United States District Court for the Southern District of New York; and (iv) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE BORROWER EXPRESSLY RATIFIES AND CONFIRMS THE WAIVER OF JURY TRIAL AND OTHER PROVISIONS OF SECTION IV(I) OF THE 5B CREDIT AGREEMENT. EACH GUARANTOR EXPRESSLY RATIFIES AND CONFIRMS THE WAIVER OF JURY TRIAL AND OTHER PROVISIONS OF SECTION 15(F) OF EACH GUARANTOR'S RESPECTIVE GUARANTOR SECURITY AGREEMENT.


       9. Execution in Counterparts; Facsimile; Effective Date. This
Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same



                                       7
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instrument. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto. This Amendment shall become effective as of the date above upon receipt by the Agent of two (2) copies of this Amendment executed by the Borrower.

         10. Assignability. This Amendment shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Bank, and their respective successors and permitted assigns.

         11. Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

         12. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         13. Joint and Several Obligations. All of the indebtedness, liabilities and other obligations (whether of payment or performance, or otherwise) of the Borrower, the buyer and the Guarantors under this Amendment, the 5B Credit Agreement, the Notes and the other Loan Documents, including, without limitation, the Obligations, shall be the joint and several obligations of the Borrower and the Guarantors.

                   [Signatures appear on the following pages]


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         IN WITNESS WHEREOF, the Borrower and the Bank have signed, and each of the Buyer and the Guarantors have accepted and agreed to, this Amendment on the date first above written.

                                   5B TECHNOLOGIES GROUP INC.

                                   By: /s/ Glenn Nortman
                                   -------------------------------------
                                   Name:  Glenn Nortman
                                   Title: Chief Executive Officer

                                   CONNECTICUT BANK OF COMMERCE

                                   By: /s/ Richard Assaf
                                   -------------------------------------
                                   Name:  Richard Assaf
                                   Title: Vice President


ACCEPTED AND AGREED:

GUARANTORS:

5B TECHNOLOGIES CORPORATION.

By: /s/ Glenn Nortman
-------------------------------------
Name:  Glenn Nortman
Title: Chief Executive Officer

PARAMOUNT OPERATIONS, INC.

By: /s/ Glenn Nortman
-------------------------------------
Name:  Glenn Nortman
Title: Chief Executive Officer

DPSNY CAPITAL CORP.

By: /s/ Glenn Nortman
-------------------------------------
Name:  Glenn Nortman
Title: Chief Executive Officer

COMPTECH ACQUISITION CORPORATION

By: /s/ Glenn Nortman
-------------------------------------
Name:  Glenn Nortman
Title: Chief Executive Officer

5B OPERATIONS, INC.

By: /s/ Glenn Nortman
-------------------------------------
Name:  Glenn Nortman
Title: Chief Executive Officer

5B WEB VENTURES INC.

By: /s/ Glenn Nortman
-------------------------------------
Name:  Glenn Nortman
Title: Chief Executive Officer

ABBEY, GARRETT & SETH, LTD.

By: /s/ Glenn Nortman
-------------------------------------
Name:  Glenn Nortman
Title: Chief Executive Officer

KNOWLEDGE ACQUISITION CORPORATION

By: /s/ Glenn Nortman
-------------------------------------
Name:  Glenn Nortman
Title: Chief Executive Officer

                                   EXHIBIT A

             SHARES OF CAPITAL STOCK OF 5B TECHNOLOGIES CORPORATION
                  TO BE ISSUED TO CONNECTICUT BANK OF COMMERCE

1. The number of shares of the Common Stock, $.04 par value per share (the "Common Stock"), of 5B Technologies Corporation (the "Issuer") determined by dividing 100,000 by the average of the per share closing prices of Common Stock on The Nasdaq SmallCap Market for the three (3) trading days prior to the Closing under the Asset Purchase Agreement dated July 30, 2001, as amended to date, among the Issuer, Knowledge Acquisition Corporation, Knowledge Strategies Group, Inc., Cynthia Hollen, Douglas Carlson and Michael Thompson.

2.   4,000 shares of the Series C 6% Convertible Preferred Stock of the Issuer.

3.   5,000 shares of the Series D 6% Convertible Preferred Stock of the Issuer.

4.   10,000 shares of the Series E 6% Convertible Preferred Stock of the
     Issuer.